SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
September 9, 2008 (September 4, 2008)

General Environmental Management, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State of Other Jurisdiction of Incorporation)

33-55254-38 (Commission File Number)	87-0485313 (IRS Employer Identification No.)

3191 Temple Avenue, Suite 250 Pomona, California 91768
(Address of Principal Executive Offices) (Zip Code)

(909) 444-9500
(Registrant's Telephone Number, Including Zip Code)

__________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement

On September 4, 2008 General Environmental Management, Inc. (the “Company”) entered into a series of agreements with CVC California, LLC, a Delaware limited liability company (“CVC”),each dated as of August 31, 2008, whereby we issued to CVC (i) a secured convertible term note ("Note") in the principal amount of $6.5 million;  (ii) a secured non-convertible revolving credit note ("Revolving Note")of up to $7.0 million; (iii) 6 year warrants  to purchase 1,350,000 shares of our common stock at a price of $0.60 per share; (iv) 6 year warrants to purchase 1,350,000 shares of our common stock at a price of $1.19 per share; and, (v) 6 year warrants to purchase 300,000 shares of our common stock at a price of $2.25 per share.   The Company also agreed to pay, out of the Loan proceeds, the sum of $405,000 to CVC as closing fees. The Company also incurred expenses of approximately $100,000 to various professional firms as reimbursement for CVC's due diligence and legal fees and expenses incurred in connection with the transaction.

The principal amount of the Note carries an interest rate of nine and one half percent, subject to adjustment, with interest payable monthly commencing October 1, 2008. The Note further provides that commencing on April 1, 2009, the Company will make monthly principal payments in the amount of $135,416.66,. The Note is secured by all of our assets and the assets of our direct subsidiary, General Environmental Management, Inc. (Delaware) and its direct subsidiaries, General Environmental Management of Rancho Cordova LLC, a California Limited Liability Company (including the real property owned by General Environmental Management of Rancho Cordova LLC), GEM Mobile Treatment Services Inc., Island Environmental Services, Inc. as well as by a pledge of the equity interests of General Environmental Management, Inc. (Delaware), General Environmental Management of Rancho Cordova LLC, GEM Mobile Treatment Services Inc. and Island Environmental Services, Inc.

The principal amount of the Note and accrued interest thereon is convertible into shares of our common stock. at a price of $3.00 per share, subject to anti-dilution adjustments. Under the terms of the Note, the monthly principal payment amount of approximately $135,416.66, plus the monthly interest payment (together, the "Monthly Payment"), is payable in either cash or, if certain criteria are met, including the effectiveness of a current registration statement covering the shares of our common stock into which the Note is convertible, through the issuance of our common stock. The Company has agreed to register all of the shares that are issuable upon conversion of the Note and exercise of warrants.

Part of the proceeds of the Note and the Revolving Note, was used to pay off all of the Company's indebtedness to Laurus Master Fund, Ltd., Valens U.S. SPV I, LLC, Valens Offshore SPV II, Corp. and the Alliance Portfolio

The Company has granted CVC a right of first refusal with respect to any debt or equity financings.

Item 3.02   Unregistered Sales of Equity Securities

a. See Item 1.01 above

Item 9.01 Financial Statements and Exhibits.

(d)   Exhibits

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit Number	Description

10.19	Revolving Credit and Term Loan Agreement dated as at August 31, 2008 between General Environmental Management, Inc. and CVC California LLC.

10.20	Joinder Agreement between CVC California, LLC and General Environmental Management, Inc. and its subsidiaries.

10.21	Convertible Term Note dated as at August 31, 2008 issued by General Environmental Management, Inc to CVC California, LLC.

10.22	Revolving Credit Note dated as at August 31, 2008 issued by General Environmental Management, Inc to CVC California, LLC.

10.23	Common Stock Purchase Warrant dated as at August 31, 2008 issued by General Environmental Management, Inc to CVC California, LLC.

10.24	Common Stock Purchase Warrant dated as at August 31, 2008 issued by General Environmental Management, Inc to CVC California, LLC.

10.25	Common Stock Purchase Warrant dated as at August 31, 2008 issued by General Environmental Management, Inc to CVC California, LLC.

10.26	Registration Rights Agreement dated as at August 31, 2008 between General Environmental Management, Inc and CVC California, LLC.

10.27	Collateral Agreement dated as at August 31, 2008 between General Environmental Management, Inc and CVC California, LLC.

10.28	Guarantee Agreement dated as at August 31, 2008 among General Environmental Management, Inc. and its subsidiaries in favor of CVC California, LLC.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

General Environmental Management, Inc

Date: September 24, 2008	By:	Timothy Koziol
Timothy Koziol Chief Executive Officer

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